Exhibit 99.1

Granite Falls Energy LLC. Producing Renewable Energy for a Cleaner Environment! From the desk of Tracey Olson Chief Executive Officer/General Manager October 2009 I extend warm greetings from the staff and management of Granite Falls Energy. I am pleased to report the markets have become favorable once again to positive margins for Granite Falls Energy. Granite Falls just completed its third quarter of operations for fiscal year 2009 on July 31st with a net income of approximately $1,400,000. The Board of Governors and the entire staff of Granite Falls Energy are looking forward to continued positive earnings for our shareholders. I encourage all our shareholders to review the complete 10Q filing on the SEC website at: http://www.sec.gov/Archives/edgar/data/1181749/000110465909054424/a09-26181_110q.htm. Stacie Schuler will provide a narrative of the financial performance of the plant in a later article. Over the summer, corn, natural gas and ethanol prices have continued to decline, but ethanol prices have not declined at the rate corn and natural gas prices have, resulting in positive operating margins. The December corn contract on the Chicago Board of Trade (CBOT) has dropped from a high of $4.73 per bushel in May to approximately $3.15 per bushel in mid September. The December Natural Gas contract on the New York Mercantile Exchange (NYMEX) has dropped from a high of $6.15 per MMBTU in May to $5.05 in mid September. The December ethanol contract on the CBOT has dropped from a high of $1.82 per gallon in May to approximately $1.58 per gallon in mid September. The USDA supply and demand report issued on September 11, 2009 estimated an average corn yield of 161.9 bushels per acre for an overall production number of 12.95 billion bushels (bbu). In summary, it appears that we will have another large corn harvest this year. Combining an ample corn supply with the strengthening economy, Granite Falls Energy is poised to continue to operate at positive margins. Granite Falls Energy just completed its ninth semi-annual maintenance shutdown the week of September 14th. I cannot expressmy appreciation enough to the staff, outside contractors, suppliers, and all others involved in making it a successful maintenance shutdown. Many people worked long hours to clean, inspect, repair, and re-assemble the plant. I am proud that no one was injured and the plant has come back on line and is working flawlessly. In late June, Granite Falls Energy submitted permit applications to the Minnesota Pollution Control Agency (MPCA) requestingamendments to its current environmental permits to allow the plant to increase production capacity to 70 million gallons per year of undenatured ethanol. There are many permits that must be amended as well as submitting an Environmental Assessment Worksheet(EAW). The permits include: Air Permit Application; Air Emission Risk Assessment (AERA); National Ambient Air Quality Standards (NAAQS) Modeling; NPDES Permit Application; Aboveground Storage Tank (AST); and Permit Application General SWPPP for Construction Application. We are confident that we will be successful in receiving the amended permits, but it will not come overnight.Granite Falls Energy and our environmental consultants, RTP Environmental, continue to provide information and answer questions regarding these permits. Our economic analysis of the expanded plant capacity illustrates that limited capital investment will be required to bring the plant to 70 million gallons per year. In addition, the increased production will reduce the overall fixed costs of production. We will keep you informed on the progress of the permitting process. I want to remind everyone to become educated on all proposed legislation especially legislation involving ethanol and other biofuels. The predominate piece of legislation is the Climate Change Bill. The House of Representatives passed the American Clean Energyand Security Act of 2009 (H.R. 2454) in late June. This bill is commonly called the Waxman-Markley energy bill. This bill includes a carbon cap and trade provision to reduce greenhouse gas emissions 17% by 2010. Other provisions include new renewable requirements for utilities, studies and incentives regarding new carbon capture and sequestration technology, energy efficiency incentives for homes and buildings, and grants for green jobs and other things. The origin bill included assessing additional greenhouse gas emissions from biofuels production based upon the controversial theory of international indirect land use. The international indirect land use theory assumes that for every acre of corn planted in the United States used for ethanol production, there is an acre of land that is brought into crop production somewhere else in the world. The greenhouse gas emissions created as a result of clearing and farming the land. are then assigned to the gallons of ethanol produced in the United States. This theory does not take into account other socioeconomic reasons for that acre coming into production. The theory places 100% of the greenhouse gas emissions on ethanol production. Fortunately, the House bill included an amendment requiring further review of the theory of international indirect land use changes before such effects can be used in the implementation of the Renewable Fuel Standard (RFS). House Agriculture Committee Chairman, Collin Peterson (D-MN) and House Energy Committee Chairman Henry Waxman (D-CA) reached an agreement that would prohibit the U.S. Environmental Protection Agency (EPA) from considering greenhouse gas emissions from international indirect land use changes when implementing the RFS for a period of six years. Continued on page 3 Check us out on the web at www.granitefallsenergy.com Phone 320-564-3100

Summertime is going fast and school has started again. I am excited to see a good corn crop in the local area and it sounds like nationwide, we could see good production if we can finish the crop off in good shape. We need summer to last a bit longer and we need a warm frost free period this fall for the best scenario for the corn crop. We are seeing profitability at Granite Falls Energy. It is refreshing to see that we can realize positive margins again after the many months of not having the opportunity to see good, strong numbers. A key financial ratio is (current assets to current liabilities) which means liquidity. Last year at this time the ratio was at 1.54:1 and currently we are at 3.06:1. This is more than adequate to fund the operation very well on an ongoing basis and we are in much better shape. This is a 62% performance enhancement. Our working capital position has held up well and we did not suffer the losses that some of the plants did around the nation. Your investment is sound and we are poised to come out of the global recession in good shape. A year ago, we reviewed the numbers and the outlook was not good. We just were not able to see any margins no matter what we looked at. It was best to stand aside and ride out the storm. Volatility may return and we must be prepared for it. As a member of the audit committee, I am happy to report that our financial strength is good and we have passed the major stress test from the last eighteen months. We cannot expect to see windfall type profits like we did in the first two years of production but we will be here for the long haul. Paul Enstad Chairman of the Board of Governors We are buying our feedstock conservatively and not taking undue risks. We do not have too many opportunities to forward price our ethanol but we try to have a positive crush margin on all of our sales. The pressure to do so has eased somewhat now that the price of corn has dropped considerably and the demand for ethanol is holding up fairly well. For the quarter ended July 31, 2009 corn costs were$3.78 per bushel and for the same period last year we paid exactly three dollars more per bushel at $6.78... It seems that the oil and ethanol prices have separated a bit from the price of corn and they are not tracking as closely. It looks like we are trading fundamentals and getting back to a supply and demand situation. Sugar prices are at high levels and this should reduce competition from imported cane based ethanol. In fact, there is talk of an increase in exports for domestically produced ethanol. This should bode well for the ethanol producer and the investors should start to see returns again. The move away from our former marketer of ethanol to Eco- Energy has given us more freedom to choose selling points and we can more easily identify how we can make money. Granite Falls Energy was built in its location for many reasons and we are now realizing some of the benefits. We are able to ship our ethanol to the key Eastern and Southeastern markets while some of our competitors are unable to do so without added costs. Logistically, we are in an ideal location. It is refreshing to see that we can be in such a great position and we are excited to be bouncing back from such a long gloomy period of nothing but negative issues for our industry and the economy in general. Our goal is to hunker down and strategically plan for a very consistent return on investment. It makes no sense to go through all of this work and have such a great functioning ethanol plant just to see breakeven results. I believe the tides are turning favorably for Granite Falls Energy and are objectives will be met. Your investment is sound, and I encourage you to review the SEC website and your latest report will show that the trend has turned positive. The plant continues to operate very well and many thanks to all of the employees for making this happen. Granite Falls Energy operates efficiently and we are in good standing with MPCA reporting requirements. We are poised for increased production when the permits are approved. Tracey and his staff have identified ways to improve the process and these methods are being implemented as we move forward. A concerted effort has been made to lower operating expenses. Your management and Board of Governors continually spend much time researching and exploring potential opportunities to lessen costs and improve the bottom line without sacrificing production. I have visited with the good people who work at the plant and it is interesting to note how experience counts for a lot. If there is a disruption in the plant, it is always identified quickly and the problem is solved with limited production down time. As the plant gets some age on it, it is critical to be prepared and to have key spare parts available. Our spring and fall maintenance shutdowns are important and our employees are ready when the time comes to perform maintenance. The buildings and the grounds are kept looking nice and it is the cleanest looking plant in the country. It is obvious that everyone at Granite Falls Energy has great pride in what they do. We should all be proud of our Company not just for how it looks but how we are ready for the future. I believe that our earning potential looks very good. Autumn greetings from the administrative staff! It’s time again for us to mail out the AWC (Alternative Withholding Certificate) forms to all of our non-Minnesota resident investors. Be sure to sign and return the forms to our office no later than November 30. If you are a non-Minnesota resident and do not receive an AWC form by October 31, please give us a call. By signing the form, you alleviate GFE from withholding Minnesota state taxes on your behalf. Please be sure to read all federal and Minnesota state tax form instructions thoroughly and consult your tax advisor regarding your specific tax situation. If you do not sign and return the forms, any withholding paid on your behalf will be either invoiced to you, or deducted from your next distribution, whichever occurs earliest. Please give us a call if you have any questions regarding these forms. Our third quarter SEC reporting (Form 10Q) for the fiscal period ending July 31, 2009 has been completed and posted on the SEC website. Please follow the link on our GFE website, or (http://www.sec.gov/edgar/searchedgar/companysearch.html), to view the report. The quarterly and year-to-date financials are in this report, along with the corresponding financial footnotes and management discussion and analysis. The un-audited earnings for the third quarter are approximately $1.4M [$46 income per unit]; the year-to-date earnings through the third quarter show a loss of approximately $1.2M [$39 lossper unit]. Be sure to read the financial footnotes in the SEC filings as they contain much detail regarding the numbers. We continue to work on Sarbanes-Oxley, Section 404, (SOX 404). This section of SOX mandates that all publicly-traded companies establish internal controls and procedures for financial reporting; and document,test and maintain those controls and procedures to ensure their effectiveness. This testing will be completed at the time of our financial audit for the fiscal year ending October 31, 2010. Please give us a call if you would like more information on SOX 404; or you can search the internet using the words “SOX404” or “Sarbanes-Oxley 404”. Stacie Schuler Chief Financial Officer/Controller All unit trades matched by August 31, 2009, through Alerus Securities, and private transfers submitted to our office by September 15, 2009, have been approved by the Board of Governors at the September board meeting. These trades and transfers have an effective date of October 1, 2009. Please visit the Alerus Securities website via the “Trading Capital Units” link on our GFE website, www.alerusagstock.com for GFE units available for sale, offers to purchase and recent sales; or call Alerus Securities toll free at 800-279-3200, ext. 3402. We wish you all a safe harvest season!

Where has the summer gone? We were very busy and that is probably part of the reason it has gone by quickly! Since the April 2009 scheduled maintenance shut down our plant has run extremely well. We had a couple electrical power bumps over the summer due to severe thunderstorms in our area and only one unexpected break down that recently had us down for approximately 10 hours. Otherwise this plant seemed to hum along like an electrical power generating plant. Maintenance was focused primarily on routine preventative maintenance activities and our production and operations staff focused on more controlled testing to squeeze more alcohol and oil yield out of a bushel of corn and to reduce our chemical consumption at the same time. We completed our mash cooler upgrade by late April and now have about 5 months of run time on the modification. The upgrade has exceeded our estimates on steam savings thus far. We are seeing a natural gas consumption reduction of approximately 8% reduction from the previous consumption rate as a result of a lower steam load. Our operators noticed changes within an hour after the upgrade was completed. Natural gas consumption per gallon continues to drop; approximately 28,700 btu/gallon in April 09 and now approximately 26,000 btu/gallon in August 09 while still drying over 90% of our distillers grain to 12% moisture! Part of this drop is due to the warmer summer months. This upgrade entitles us to an energy savings rebate from CenterPoint Energy, our natural gas supplier, which is in process as well. Robin Spaude GFE Plant Manager With overall operations being very stable, our production and lab managers were able to increase process yields using different hybrids of yeast, varying enzyme dosages, grind densities, cook temperatures, and experiment with corn having higher foreign matter and damage, while maintaining an impressive alcohol yield of 2.89 gallons/bushel of corn. Our maintenance manager has been working with a hammermill hammer manufacturer in developing a hammer that improves hammermill efficiency; extending wear life on hammers and screens while achieving an electrical energy reduction on the hammermills. The electrical consumption was reduced by 11% on the two hammermills which is a significant achievement for equipment that runs 24/7. In addition to reduction in energy, the new hammers improved the overall hammermill capacity. GFE performed its annual RATA testing for the EPA/MPCA in August. We took advantage of this time to perform engineering tests on emissions from the T.O. and to certify running the T.O. at 50° F lower temperature than current permit threshold. We were able to verify that the T.O. could operate at 50° F lower temperature and still be well within our emissions limits. MPCA is currently reviewing the test data and once approved we can then operate the T.O. at the lower temperature, resulting in additional natural gas savings. We submitted an air permit amendment to MPCA to take your plant from 49.9 MGY to 70 MGY. This is a significant production leap. We have disclosed to MPCA that we do not anticipate changing our current water appropriations permit nor do we anticipate that air emissions levels at 70MGY will exceed our current permit limits. The addition of the CLS water treatment process and several plant upgrades already implemented have helped us in those areas. During our shut down we began to modify our anhydrous ammonia system. This upgrade will incorporate automation controls for injecting ammonia into the fermenters, greatly reducing the need for granular urea which is currently manually blended every day. We anticipate better performance in fermentation, reduced back strain potential, lowered NOX emissions, and reduced enzyme usage with this system. This project will be completed by the end of September. We also applied an acid protective coating to certain areas of our plant constantly exposed to acids and caustic materials. This is preventative maintenance protection for our concrete floors. On September 3, we received notification from Xcel Energy and their engineers (Barr Engineering) of a planned incremental lowering of the water reservoir behind the Minnesota Falls dam. Our raw water intake structure is 1500’ upstream from that dam. The testing to be done is planned to occur from late September 2009 to late spring 2010. The drop is planned to be phased in 8” increments and each drop will also gauge public reaction to lowered shoreline and impact on their properties. The purpose for the exercise is to further reveal the underwater structure of the dam to determine the extent of repairs needed, if any, to make the dam more structurally sound. Xcel Energy would like to remove the dam from the river and indicate they no longer have a need for it and don’t want the liability. The DNR would like to see some sort of modification to the dam to incorporate a fish ladder and restore some of the original rapids where the dam now sits. Some sort of pool/reservoir will remain; we just don’t know how much at this point if this goes forward. GFE can not tolerate an eventual 7’ drop in water elevation over the winter months and have made that clearly known to Barr Engineering and the DNR. Up-stream local residents were not happy with us when the river was lowered 5’ to install a temporary coffer dam and our intake structure 3 years ago. There will be more about this in the months to come. GFE incurred no lost time injuries for the past year and my congratulations and thank you to the entire staff for continuing to work safely. I hope that this fall’s harvest is bountiful and safe for all involved. Have a great Fall season! Continued from page 1 The issue of international indirect land use will be studied by the National Academies of Science to determine how to proceed. The EPA and USDA would then make a joint determination whether or not to include international indirect land use changes in the implementation of the RFS. It appears that the Senate will not debate this bill until next year. However, Senator Tom Harkin has offered an amendment on the floor of the Senate during consideration of the Interior Appropriations legislation that will eliminate funding for EPA to implement the international indirect land use penalties against biofuels. It is very important that you as shareholders express your support for the Harkin amendment. California has already passed a low carbon fuel standard that penalizes ethanol produced in the Midwest as a result of their implementation of the theory of international indirect land use. This legislation will all but eliminate the use of corn ethanol in California. EPA seems to want to continue with assessing this penalty against US biofuels producers. Currently, ethanol is the only liquid fuel that is a viable substitute for gasoline produced from foreign crude oil. The proposed implementation of penalties derived from the indirect land use theory is an ultimate threat to national security due to our dependence on foreign oil. America must stand up and make their voice heard that we want to rid our dependence on foreign oil, and the use of biofuels is the first step, and they cannot be held up to a different standard to traditional petroleum based fuels. Finally, I want to remind anyone interested in being considered as a candidate for a Governor position on the Board of Governors at the annual meeting in March 2010 that an application must be submitted by November 1, 2009. The application form is available on the Granite Falls Energy website at: www.granitefallsenergy.com. Once the form is completed, the form shall be mailed to: Nominating Committee, Granite Falls Energy, 15045 Highway 23 SE, P.O. Box 216, Granite Falls, MN 56241-0216 The application form shall be mailed via registered mail, return receipt. The Nominating Committee shall then evaluate all applicants and present a list of candidates recommended for election to the Board at the annual meeting of members in March 2010.

15045 Hwy. 23 SE Granite Falls, MN 56241 PRSRT STD US POSTAGE PAID GRANITE FALLS, MN Permit No. 58 STOP, take a minute and then proceed. In any aspect of performing tasks — be it at home or at work — take a moment to think about what you are going to do. Taking that time could prevent an injury or accident. Think about it. How many times do you start repairing something (pump or a combine) and you are in a rush, upset that it’s broke, or complacent because you’ve fixed it with the same method ten other times — and never hurt yourself. By taking that moment to calm down, get the proper tools or use the right method, you have increased your chances of not injuring yourself. THAT’S THE GOAL!!! Compare the number of times you have hurt yourself at home compared to the number of times at work. Personally, I have done more damage to myself at home than at work. To me, the fact that we have a safety policy and guidelines to follow is the main reason why there are fewer accidents at work. You may have heard or seen a sign at businesses that say “Go Home Safe” - really it should say “Come to Work to BeSafe.” Recently, GFE completed a year of no loss time accidents. This indicates to me that we have a strong safety policy and workers are aware of what needs to be done to keep themselves injury free. I decided to expand further on our safety knowledge by looking at safety as behavioral training. Reviewing injuries and near misses as opportunities to look into how some of our near misses and accidents have happened. Some of them are equipment failures or work conditions. The vast majority of them are caused by rushing, frustration, fatigue or complacency. This is where the stop, take a minute to think about it — then proceed comes into play. No task is so critical that you cannot take the time to be protected or have the right equipment. It isn’t easy to always think in this manner, but I’m working on it and encouraging others to do so as well. We are shutdown for semi-annual maintenance as I’m typing this — and I’m making my rounds to be sure everyone is being safe — that’s my job. But who can protect your safety better than yourself - that’s what I want Granite Falls employees to think about and practice. What about you? Can you start looking at safety in a behavioral manner to keep yourself safe at work AND at home? Carol Gabbert EHS Manager This letter contains forward-looking statements which discuss the future of the ethanol industry and our future operating and financial performance. Specifically, the forward-looking statements regarding future crush margins and our environmental permitting involve numerous assumptions, risks and uncertainties including, without limitation, changes in the availability of credit, demand and supply of ethanol, corn production, plant operations and the actions of regulatory authorities. Our actual results or actions may differ materially from these forward looking statements for many reasons, including factors identified in our periodic reports filed with the Securities and Exchange Commission. Please access our reports at www.sec.gov for more information.